UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported) March 16, 2015

NATIONAL WESTERN LIFE INSURANCE COMPANY
(Exact Name of Registrant as Specified in Its Charter)

COLORADO	84-0467208
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification Number)

2-17039
(Commission File Number)

850 EAST ANDERSON LANE, AUSTIN, TEXAS	78752-1602
(Address of Principal Executive Offices)	(Zip code)

(512) 836-1010
(Registrant's Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On March 16, 2015, the Board of Directors of National Western Life Insurance Company (“Company”) amended and restated the Company’s Bylaws. The amendments made to the Bylaws consist of various minor revisions made primarily to update and clarify the Bylaws. These amendments include, among other things: changing the term “Company” to “Corporation” throughout the document; changing the term “Stockholder” to “Shareholder” throughout the document; amending Section 2.02 to provide that the time and date of the annual meeting be determined by the Board of Directors as opposed to being limited to the period between March 31st and July 31st; amending Section 2.03 to reduce the number of shares required to call a special meeting from 25% to 10%; amending Section 2.04 to require at least a 30 day notice if the number of authorized shares is to be increased; amending Section 3.03 so that only shareholders are able to remove directors from the Board of Directors; amending Section 3.14 to specify that the Chairman of the Board is not an officer position of the Company and is separate from the Chief Executive Officer position; and amending Section 4.01 to include the Chief Executive Officer as an officer position elected by the Board of Directors.

The foregoing description of the amended and restated Bylaws is a summary only and is qualified in its entirety by reference to the amended and restated Bylaws, a copy of which is attached hereto as Exhibit 3ii(i) and is incorporated herein by reference.

A copy of the Company's amended Bylaws is attached hereto as Exhibit 3ii(i) and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3ii(i)	Amended and Restated Bylaws of National Western Life Insurance Company, dated as of March 16, 2015

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NATIONAL WESTERN LIFE INSURANCE COMPANY

Date: March 20, 2015	/S/Brian M. Pribyl
Brian M. Pribyl
Senior Vice President,
Chief Financial Officer
and Treasurer

EXHIBIT INDEX

Exhibit	Description

3ii(i)	Amended and Restated Bylaws of National Western Life Insurance Company, dated as of March 16, 2015